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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-44864 of World Access, Inc. on Form S-4 of our report dated December 7, 1999, on the consolidated financial statements of FaciliCom International, Inc. and subsidiaries, appearing in the Current Report on Form 8-K dated December 7, 1999 of World Access, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                                /s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
November 8, 2000